As filed with the Securities and Exchange Commission on February 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0433294
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

2009 Stock Incentive Plan, as amended

(Full Title of the Plan)

Robert A. Eberle

President and Chief Executive Officer

Bottomline Technologies (de), Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

(Name and Address of Agent For Service)

(603) 436-0700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $.001 par value per share	800,000(2) shares	$27.19(3)	$21,752,000(3)	$2,522.00(3)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 800,000 shares issuable under the 2009 Stock Incentive Plan, as amended, pursuant to the terms of such plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on The NASDAQ Global Select Market on February 2, 2017.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File No. 333-164536, 333-179325, 333-193844 and 333-201906 filed by the Registrant on January 27, 2010, February 3, 2012, February 10, 2014 and February 6, 2015, respectively, all relating to the Registrant’s 2009 Stock Incentive Plan, as amended, in each case except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portsmouth, New Hampshire, on this 8th day of February, 2017.

BOTTOMLINE TECHNOLOGIES (DE), INC.

By:	/s/ Richard D. Booth
Richard D. Booth
Chief Financial Officer and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Bottomline Technologies (de), Inc., hereby severally constitute and appoint Joseph L. Mullen, Robert A. Eberle and Richard D. Booth, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Bottomline Technologies (de), Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Eberle	President, Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2017
Robert A. Eberle

/s/ Richard D. Booth	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 8, 2017
Richard D. Booth

/s/ Joseph L. Mullen	Chairman of the Board	February 8, 2017
Joseph L. Mullen

/s/ Michael J. Curran	Director	February 8, 2017
Michael J. Curran

/s/ Kenneth J. D’Amato	Director	February 8, 2017
Kenneth J. D’Amato

/s/ Peter Gibson	Director	February 8, 2017
Peter Gibson

/s/ Jennifer M. Gray	Director	February 8, 2017
Jennifer M. Gray

/s/ Jeffrey C. Leathe	Director	February 8, 2017
Jeffrey C. Leathe

/s/ Benjamin E. Robinson III	Director	February 8, 2017
Benjamin E. Robinson III

INDEX TO EXHIBITS

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Amended and Restated By-Laws of the Registrant, as amended

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	2009 Stock Incentive Plan, as amended

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on January 18, 2013 (File No. 000-25259) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2007 (File No. 000-25259) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed November 22, 2016 (File No. 000-25259) and incorporated herein by reference.